Exhibit 10.1

DECLARATION OF AMENDMENT TO

REGIONAL MANAGEMENT CORP. 2015 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 20, 2021)

THIS DECLARATION OF AMENDMENT, is made effective as of February 17, 2022, by Regional Management Corp. (the “Company”), to the Company’s 2015 Long-Term Incentive Plan, as Amended and Restated Effective May 20, 2021 (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable to amend Section 14 of the Plan to modify the terms that apply to future grants of performance-based awards in the event of a change of control; and

WHEREAS, the Company desires to evidence such amendment by this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, effective as of the date above, the Plan shall be and hereby is amended as follows:

1.Amendment to Section 14 (“Change of Control”). Section 14 is hereby amended by deleting the current Section 14 in its entirety and inserting the following in lieu thereof:

“14.Change of Control

Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply in the event of a Change of Control (except to the extent, if any, otherwise required under Code Section 409A):

(a)To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Change of Control event, (i) all outstanding Options and SARs shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the Restriction Period, Performance Period, and/or performance factors or criteria applicable to any outstanding Awards other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned, and payable to the fullest extent of the original grant of the applicable Award (provided that, (X) in the case of performance-based Awards granted before February 17, 2022, the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at target, and (Y) in the case of performance-based Awards granted on or after February 17, 2022, such Awards shall be deemed earned based on actual performance as of the effective date of the Change of Control, unless otherwise provided in an individual Award Agreement).

(b)Further, in the event that an Award is substituted, assumed, or continued as provided in Section 14(a) herein, the Award will nonetheless become vested (and, in the case of Options and SARs, exercisable) in full and any restrictions, including but not limited to the Restriction Period, Performance Period, and/or performance factors or criteria applicable to any outstanding Award other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned, and payable to the fullest extent of the original award (provided that, (X) in the case of performance-based Awards granted before February 17, 2022, the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at target, and (Y) in the case of performance-based Awards granted on or after February 17, 2022, such Awards shall be deemed earned based on actual performance as of the effective date of the Change of Control, unless otherwise provided in an individual Award Agreement), if the employment or service of the Participant is terminated within six months before the effective date of a Change of Control (in which case vesting shall not occur until the effective date of the Change of Control) or one year after the effective date of a Change of Control and such termination of employment or service (i) is by the Company not for Cause or (ii) is by the Participant for Good Reason.  For clarification, for the purposes of this Section 14, the “Company” shall include any successor to the Company.”

2.Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Regional Management Corp. effective as of the day and year first above written.

REGIONAL MANAGEMENT CORP.

BY:	/s/ Robert W. Beck
Robert W. Beck
President and Chief Executive Officer

ATTEST:

/s/ Catherine R. Atwood
Catherine R. Atwood
Senior Vice President, Secretary and General Counsel

[Corporate Seal]

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